Exhibit 99.1

CONTACT:
Edward B. Kornfeld
President
Chief Financial Officer
Porta Systems Corp.
(516) 364-9300

FOR IMMEDIATE RELEASE

PORTA SYSTEMS CORP. REPORTS EXTENSION OF ITS SENIOR DEBT TO JANUARY 1, 2005

Syosset, NY - October 14, 2004 - Porta Systems Corp. (OTCBB:PYTM) today reported the extension of the maturity date of its senior debt to January 1, 2005. The extension was granted by SHF IX LLC, an affiliate of Minnesota based Stonehill Financial, LLC that purchased the Company’s senior debt of approximately $25,000,000 from Wells Fargo Foothill, Inc. Prior to the extension, the senior debt had matured on September 30, 2004.

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2003 and the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2003 and the Form 10-Q for the quarter ended June 30, 2004. In addition, general industry and market conditions and growth rates, and general economic conditions could affect such statements. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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